UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modifications to Rights of Security Holders.

On October 17, 2017, Innovative Industrial Properties, Inc. (the "Company") filed Articles Supplementary (the "Articles Supplementary") with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) to the Company’s Second Articles of Amendment and Restatement, as amended and supplemented, classifying and designating 690,000 shares of the Company’s authorized capital stock as shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). As set forth in the Articles Supplementary, the Series A Preferred Stock ranks, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to all classes or series of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Holders of Series A Preferred Stock, when, as and if authorized by the Company’s board of directors and declared by the Company out of funds legally available for the payment of dividends, are entitled to cumulative cash dividends at the rate of 9.00% per annum of the $25.00 liquidation preference per share, equivalent to a fixed annual amount of $2.25 per share. Dividends are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, beginning on January 16, 2018. Dividends will accrue and be cumulative from and including October 19, 2017, the first date on which shares of the Series A Preferred Stock were issued.

 If the Company is voluntarily or involuntarily liquidated, dissolved or wound up, holders of shares of the Series A Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount per share equal to all accrued and unpaid dividends (whether or not authorized or declared) to but not including the date of payment, before any distribution or payment is made to holders of the Common Stock or any other class or series of the Company’s capital stock ranking junior to the Series A Preferred Stock as to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, none of which exist on the date hereof. The rights of the holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s capital stock ranking on parity with the Series A Preferred Stock as to rights upon the Company’s liquidation, dissolution or winding up, none of which exist on the date hereof.

Generally, the Company may not redeem the Series A Preferred Stock prior to October 19, 2022, except in limited circumstances related to the Company’s ability to qualify as a real estate investment trust and pursuant to the special optional redemption provision described below. However, upon the occurrence of a Change of Control/Delisting (as defined below), holders of Series A Preferred Stock will have the right (unless, prior to the Change of Control/Delisting Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock (the “Change of Control/Delisting Conversion Right”), into a number of shares of Common Stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	2.617801 (the "Share Cap"), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations with respect to the Common Stock as described in the Articles Supplementary.

If, prior to the Change of Control/Delisting Conversion Date, the Company has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control/Delisting or its optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock in connection with the Change of Control/Delisting Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control/Delisting Conversion Date.

A “Change of Control/Delisting” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all of the Company’s stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (“NYSE American”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

The “Change of Control/Delisting Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the required notice of the occurrence of a Change of Control/Delisting to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control/Delisting by the holders of the Common Stock is solely cash, the amount of cash consideration per share of the Common Stock or (ii) if the consideration to be received in the Change of Control/Delisting by holders of the Common Stock is other than solely cash, (x) the average of the closing sale prices per share of the Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) if the Company's Common Stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.

The Series A Preferred Stock does not have a stated maturity date, is not subject to any sinking fund or mandatory redemption provisions. Holders of Series A Preferred Stock generally have no voting rights, except for limited voting rights if dividends are in arrears for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles Supplementary, which is filed as an exhibit to this report and incorporated herein by reference. A specimen certificate for the Series A Preferred Stock is also filed as an exhibit to this report and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2017, the Company filed the Articles Supplementary with the SDAT designating the powers, preferences and privileges of the Series A Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series A Preferred Stock, is incorporated herein by reference. A copy of the Articles Supplementary is filed as an exhibit to this report and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 19, 2017, the Company issued and sold 600,000 shares of the Series A Preferred Stock pursuant to an underwriting agreement, dated as of October 11, 2017 (the “Underwriting Agreement”), among the Company and its operating partnership, IIP Operating Partnership, LP, and Ladenburg Thalmann & Co. Inc., as the representative of the underwriters named on Schedule I therein, at a public offering price of $25.00 per share. The 600,000 shares of Series A Preferred Stock issued and sold pursuant to the Underwriting Agreement have been registered on the Company’s registration statement on Form S-11 (File No. 333-220739), which was declared effective by the Securities and Exchange Commission on October 11, 2017.

The Company has been approved to list the Series A Preferred Stock on the New York Stock Exchange under the symbol “IIPRPrA.” Trading in the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

3.1	Articles Supplementary designating Innovative Industrial Properties, Inc.'s 9.00% Series A Cumulative Redeemable Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Articles Supplementary designating Innovative Industrial Properties, Inc.'s 9.00% Series A Cumulative Redeemable Preferred Stock.